UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

Phantom Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50535	65-1048794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Grace Church St., Suite 302, Port Chester, NY 10573
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (206) 370-4758

2033 Main Street, Suite 309, Sarasota, FL 34237
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in the periodic reports of Phantom Entertainment, Inc. (the “Company”), in March 2006, Longview Special Finance, Inc. brought an action against the Company in the United States District Court in the Southern District of New York (the “Court”) entitled Longview Special Finance, Inc. vs. Infinium Labs, Inc. (now known as Phantom Entertainment, Inc.), Index No. 06 CV 1772 (RJH) (the “Action”) on behalf of all of the holders (the “Holders”) of the Company’s December 2004 convertible debentures alleging breach of contract and requesting, in part, the issuance of all remaining shares requested in prior conversion notices delivered to the Company by the Holders.

On March 30, 2007, the Company and the Holders completed the settlement of the Action and entered into a Settlement Agreement (the “Agreement”) dated as of March 22, 2007 with the Holders pursuant to which the Company agreed to issue 425,000,000 shares of free-trading common stock to the Holders in exchange for the Holders agreeing to enter into general releases and to petition the Court to dismiss the Action with prejudice. On March 30, 2007, the Court so ordered the adoption of the Agreement and general releases were executed and delivered by the parties.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement dated as of March 22, 2007 by and among Phantom Entertainment, Inc. and the investors named on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Entertainment, Inc.

Date: April 3, 2007	/s/ Greg Koler
Greg Koler
Chief Executive Officer